Two Harbors Investment Corp. Reports Fourth Quarter 2022 Financial Results
Tightening Mortgage Spreads Drove Increase in Book Value

NEW YORK, February 8, 2023 - Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR mortgage real estate investment trust (REIT), today announced its financial results for the quarter ended December 31, 2022.

Quarterly Summary(1)
•Reported book value of $17.72 per common share, and declared a fourth quarter common stock dividend of $0.60 per share, representing an 11.6% quarterly economic return on book value.(2)
•Generated Comprehensive Income of $160.2 million, or $1.85 per weighted average basic common share.
•Reported Earnings Available for Distribution (EAD) of $22.2 million, or $0.26 per weighted average basic common share.(3)
•Generated Income Excluding Market-Driven Value Changes of $0.73 per weighted average basic common share.(4)
•Effected the previously announced one-for-four reverse stock split of outstanding shares of common stock on November 1, 2022.
•Repurchased 2,957,950 shares of preferred stock, contributing approximately $0.26 to book value per common share.(5)

Annual Summary
•Declared dividends of $2.64 per common share.
•Yielded 2022 total economic return on book value of (13.3)%.(2)
•Announced that Matrix Financial Services Corporation, a wholly owned subsidiary of Two Harbors, agreed to acquire all equity interests in RoundPoint Mortgage Servicing Corporation, which is expected to close in the third quarter of 2023.

Post Quarter-End Update
•Estimate book value has increased 4% through January 31, 2023.
•Issued 10 million shares of common stock through an underwritten offering for net proceeds of approximately $175.6 million.

________________
(1) On November 1, 2022, the company completed its previously announced one-for-four reverse stock split of its outstanding shares of common stock. In accordance with generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.
(2)     Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(3)    Earnings Available for Distribution is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(4) Income Excluding Market-Driven Value Changes is a non-GAAP measure. Please see page 12 for a definition of Income Excluding Market-Driven Value Changes and a reconciliation of GAAP to non-GAAP financial information.
(5) Includes 428,549 Series A, 786,846 Series B and 1,742,555 Series C preferred shares.

“Despite spread volatility in the fourth quarter, we generated a positive return on book value, with our portfolio benefitting from being positioned in low coupon MSR and higher coupon RMBS,” stated Bill Greenberg, Two Harbors’ President and Chief Executive Officer. “Across all asset types, this past year was one of the most challenging investment environments in decades. However, it provided an opportunity to demonstrate the value in Two Harbors’ model: that Agency RMBS paired with MSR, and active portfolio management, can dampen volatility. We continue to be very constructive on forward-looking return potential in 2023.”
“In the fourth quarter, inflation moderated and rate expectations leveled off, but volatility remained stubbornly high,” stated Nick Letica, Two Harbors’ Chief Investment Officer. “We allowed our leverage to drift higher and captured positive performance from tightening spreads in November, before taking leverage back down again in December. We deliberately and actively managed our portfolio to have more high coupon mortgage exposure, which benefitted book value. We expect that volatility will moderate in 2023, which could result in tighter spreads and be a positive tailwind for mortgage securities.”
Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the fourth quarter of 2022 and third quarter of 2022:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended December 31, 2022			Three Months Ended September 30, 2022
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income (Loss)	$160,233	$1.85	42.8%	$(287,808)	$(3.35)	(67.9)%
GAAP Net (Loss) Income	$(262,439)	$(3.04)	(70.1)%	$263,865	$3.04	62.3%
Earnings Available for Distribution(1)	$22,209	$0.26	5.9%	$55,173	$0.64	13.0%
Income Excluding Market-Driven Value Changes(2)	$62,706	$0.73	16.7%

Operating Metrics
Dividend per common share	$0.60			$0.68
Annualized dividend yield(3)	15.2%			20.5%
Book value per common share at period end	$17.72			$16.42
Economic return on book value(4)	11.6%			(16.2)%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(5)	$10,462			$13,404
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(5)	1.9%			2.2%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of Earnings Available for Distribution and a reconciliation of GAAP to non-GAAP financial information.
(2)Income Excluding Market-Driven Value Changes is a non-GAAP measure being introduced for the fourth quarter of 2022. Please see page 12 for a definition of Income Excluding Market-Driven Value Changes and a reconciliation of GAAP to non-GAAP financial information.
(3)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(4)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(5)Excludes non-cash equity compensation expense of $1.7 million for the fourth quarter of 2022 and $2.4 million for the third quarter of 2022 and nonrecurring expenses of $10.8 million for the fourth quarter of 2022 and $5.0 million for the third quarter of 2022.

Portfolio Summary
As of December 31, 2022, the company’s portfolio was comprised of $10.8 billion of Agency residential mortgage-backed securities (RMBS), Agency Derivatives and MSR as well as their associated notional debt hedges. Additionally, the company held $3.9 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of December 31, 2022 and September 30, 2022:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2022		As of September 30, 2022
	(unaudited)		(unaudited)
Agency
Fixed Rate	$7,647,001	70.9%	$9,237,881	73.8%
Other Agency(1)	21,751	0.2%	127,612	1.0%
Total Agency	7,668,752	71.1%	9,365,493	74.8%
Mortgage servicing rights(2)	2,984,937	27.7%	3,021,790	24.2%
Other	125,158	1.2%	124,860	1.0%
Aggregate Portfolio	10,778,847		12,512,143
Net TBA position(3)	3,900,395		4,047,890
Total Portfolio	$14,679,242		$16,560,033

Portfolio Metrics	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022
	(unaudited)	(unaudited)
Average portfolio yield(4)	4.92%	4.61%
Average cost of financing(5)	3.95%	2.84%
Net spread	0.97%	1.77%
________________
(1)Other Agency includes hybrid ARMs and inverse interest-only Agency securities classified as “Agency Derivatives” for purposes of GAAP.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Average portfolio yield includes interest income on Agency RMBS and non-Agency securities, MSR servicing income, net of estimated amortization, and servicing expenses, and the implied asset yield portion of TBA dollar roll income on TBAs. MSR estimated amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(5)Average cost of financing includes interest expense and amortization of deferred debt issuance costs on borrowings under repurchase agreements (excluding those collateralized by U.S. Treasuries), revolving credit facilities, term notes payable and convertible senior notes, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, U.S. Treasury futures income, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of December 31, 2022	As of September 30, 2022
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(1)	$102.26	$102.84
Weighted average three month CPR on Agency RMBS	5.9%	9.1%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	98.6%	97.8%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	1.4%	2.2%
______________
(1)Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of December 31, 2022	As of September 30, 2022
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$204,876,693	$206,613,560
Gross coupon rate	3.3%	3.2%
Current loan size	$334	$335
Original FICO(2)	760	760
Original LTV	72%	72%
60+ day delinquencies	0.8%	0.7%
Net servicing fee	26.5 basis points	26.4 basis points

	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022
	(unaudited)	(unaudited)
Fair value losses	$(64,085)	$(6,720)
Servicing income	$160,926	$148,833
Servicing expenses	$24,542	$22,144
Change in servicing reserves	$713	$(1,005)
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of December 31, 2022	As of September 30, 2022
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(1)	$3,826,000	$4,154,000
Futures notional	$(18,285,452)	$(15,296,550)
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of December 31, 2022 and September 30, 2022:

December 31, 2022	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$7,405,716	3.81%	1.56	20
Repurchase agreements collateralized by MSR	309,000	7.91%	11.93	1
Repurchase agreements collateralized by U.S. Treasuries(1)	888,295	4.49%	1.95	3
Total repurchase agreements	8,603,011	3.95%	1.93	20
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,118,831	7.68%	13.48	4
Term notes payable collateralized by MSR	398,011	7.19%	17.82	n/a
Unsecured convertible senior notes	282,496	6.25%	36.53	n/a
Total borrowings	$10,402,349

September 30, 2022	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$9,640,018	3.19%	3.15	21
Repurchase agreements collateralized by MSR	394,000	6.57%	4.31	1
Total repurchase agreements	10,034,018	3.32%	3.19	21
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,131,161	6.40%	16.54	4
Term notes payable collateralized by MSR	397,697	5.88%	20.84	n/a
Unsecured convertible senior notes	282,096	6.25%	39.55	n/a
Total borrowings	$11,844,972

Borrowings by Collateral Type(2)	As of December 31, 2022		As of September 30, 2022
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS and Agency Derivatives	$7,334,907		$9,563,755
Mortgage servicing rights and related servicing advance obligations	1,825,842		1,922,858
Other - secured	70,809		76,263
Other - unsecured(3)	282,496		282,096
Total	9,514,054		11,844,972
TBA cost basis	3,923,298		4,153,582
Net payable (receivable) for unsettled RMBS	342,964		34,576
Total, including TBAs and net payable (receivable) for unsettled RMBS	$13,780,316		$16,033,130

Debt-to-equity ratio at period-end(4)	4.4	:1.0	5.5	:1.0
Economic debt-to-equity ratio at period-end(5)	6.3	:1.0	7.5	:1.0

Cost of Financing by Collateral Type(2)	Three Months Ended December 31, 2022		Three Months Ended September 30, 2022
	(unaudited)		(unaudited)
Agency RMBS and Agency Derivatives	3.56%		2.30%
Mortgage servicing rights and related servicing advance obligations(6)	7.71%		6.19%
Other - secured	5.40%		4.00%
Other - unsecured(3)(6)	6.93%		6.92%
Annualized cost of financing	4.46%		3.04%
Interest rate swaps(7)	—%		(0.01)%
U.S. Treasury futures(8)	0.25%		0.61%
TBAs(9)	2.03%		1.31%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	3.95%		2.84%
____________________
(1)U.S. Treasury securities effectively borrowed under reverse repurchase agreements.
(2)Excludes repurchase agreements collateralized by U.S. Treasuries.
(3)Unsecured convertible senior notes.
(4)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(5)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. Effective as of December 31, 2022, net payable (receivable) on unsettled RMBS is now included in the calculation for economic debt-to-equity. Prior period metrics have been updated to conform to the current period methodology.
(6)Includes amortization of debt issuance costs.
(7)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(8)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(9)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 9, 2023 at 9:00 a.m. ET to discuss fourth quarter 2022 financial results and related information. The conference call will be webcast live and accessible in the Investors section of the company’s website at www.twoharborsinvestment.com/investors. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. ET on February 9, 2023, through 12:00 p.m. ET on February 23, 2023. The playback can be accessed by calling (877) 660-6853, conference code 13734900. The call will also be archived on the company’s website in the News & Events section.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our pending acquisition of RoundPoint Mortgage Servicing Corporation; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as income excluding market-driven value changes, earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation tables on pages 11 and 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at www.twoharborsinvestment.com, at the Securities and Exchange Commissions’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, Two Harbors Investment Corp., (612)-453-4080, Margaret.Karr@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	December 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $8,114,627 and $7,005,013, respectively; allowance for credit losses $6,958 and $14,238, respectively)	$7,778,734	$7,161,703
Mortgage servicing rights, at fair value	2,984,937	2,191,578
Cash and cash equivalents	683,479	1,153,856
Restricted cash	443,026	934,814
Accrued interest receivable	36,018	26,266
Due from counterparties	253,374	168,449
Derivative assets, at fair value	26,438	80,134
Reverse repurchase agreements	1,066,935	134,682
Other assets	193,219	262,823
Total Assets	$13,466,160	$12,114,305
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$8,603,011	$7,656,445
Revolving credit facilities	1,118,831	420,761
Term notes payable	398,011	396,776
Convertible senior notes	282,496	424,827
Derivative liabilities, at fair value	34,048	53,658
Due to counterparties	541,709	196,627
Dividends payable	64,504	72,412
Accrued interest payable	94,034	18,382
Other liabilities	145,991	130,464
Total Liabilities	11,282,635	9,370,352
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 26,092,050 and 29,050,000 shares issued and outstanding, respectively ($652,301 and $726,250 liquidation preference, respectively)	630,999	702,550
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 86,428,845 and 85,977,831 shares issued and outstanding, respectively	864	860
Additional paid-in capital	5,645,998	5,627,758
Accumulated other comprehensive (loss) income	(278,711)	186,346
Cumulative earnings	1,453,371	1,212,983
Cumulative distributions to stockholders	(5,268,996)	(4,986,544)
Total Stockholders’ Equity	2,183,525	2,743,953
Total Liabilities and Stockholders’ Equity	$13,466,160	$12,114,305

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$83,712	$32,729	$272,230	$167,310
Other	15,591	276	23,310	1,287
Total interest income	99,303	33,005	295,540	168,597
Interest expense:
Repurchase agreements	81,975	4,562	167,455	25,774
Revolving credit facilities	21,854	5,050	51,814	22,425
Term notes payable	6,906	3,251	19,514	12,936
Convertible senior notes	4,892	7,295	19,612	28,038
Total interest expense	115,627	20,158	258,395	89,173
Net interest (expense) income	(16,324)	12,847	37,145	79,424
Other (loss) income:
(Loss) gain on investment securities	(347,450)	1,626	(603,937)	121,617
Servicing income	160,926	125,511	603,911	468,406
(Loss) gain on servicing asset	(64,085)	(131,828)	425,376	(114,941)
Gain on interest rate swap and swaption agreements	—	36,989	29,499	42,091
Gain (loss) on other derivative instruments	53,301	(11,565)	9,310	(251,283)
Other income (loss)	112	1,856	(5)	(3,845)
Total other (loss) income	(197,196)	22,589	464,154	262,045
Expenses:
Servicing expenses	25,272	21,582	94,119	86,250
Compensation and benefits	7,411	6,396	40,723	35,041
Other operating expenses	15,540	6,648	42,005	28,759
Total expenses	48,223	34,626	176,847	150,050
(Loss) income before income taxes	(261,743)	810	324,452	191,419
Provision for income taxes	8,480	2,104	104,213	4,192
Net (loss) income	(270,223)	(1,294)	220,239	187,227
Dividends on preferred stock	(12,365)	(13,747)	(53,607)	(58,458)
Gain on repurchase and retirement of preferred stock	20,149	—	20,149	—
Net (loss) income attributable to common stockholders	$(262,439)	$(15,041)	$186,781	$128,769
Basic (loss) earnings per weighted average common share	$(3.04)	$(0.18)	$2.15	$1.72
Diluted (loss) earnings per weighted average common share	$(3.04)	$(0.18)	$2.13	$1.72
Dividends declared per common share	$0.60	$0.68	$2.64	$2.72
Weighted average number of shares of common stock:
Basic	86,391,405	83,775,184	86,179,418	74,443,000
Diluted	86,391,405	83,775,184	96,076,175	74,510,884

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS), CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Comprehensive income (loss):
Net (loss) income	$(270,223)	$(1,294)	$220,239	$187,227
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	422,672	(113,553)	(465,057)	(455,255)
Other comprehensive income (loss)	422,672	(113,553)	(465,057)	(455,255)
Comprehensive income (loss)	152,449	(114,847)	(244,818)	(268,028)
Dividends on preferred stock	(12,365)	(13,747)	(53,607)	(58,458)
Gain on repurchase and retirement of preferred stock	20,149	—	20,149	—
Comprehensive income (loss) attributable to common stockholders	$160,233	$(128,594)	$(278,276)	$(326,486)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2022	September 30, 2022
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income (loss) to Earnings Available for Distribution:
Comprehensive income (loss) attributable to common stockholders	$160,233	$(287,808)
Adjustment for other comprehensive (income) loss attributable to common stockholders:
Unrealized (gain) loss on available-for-sale securities	(422,672)	551,673
Net (loss) income attributable to common stockholders	$(262,439)	$263,865

Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss (gain) on securities	341,316	(18,265)
Unrealized loss on securities	6,453	23,294
(Reversal of) provision for credit losses	(318)	1,397
Realized and unrealized loss on mortgage servicing rights	64,084	6,720
Realized loss on termination or expiration of interest rate swaps and swaptions	—	146,750
Unrealized gain on interest rate swaps and swaptions	—	(181,378)
Realized and unrealized gain on other derivative instruments	(53,226)	(158,891)
Gain on repurchase and retirement of preferred stock	(20,149)	—
Other realized and unrealized gains	(112)	—
Other adjustments:
MSR amortization(1)	(83,190)	(75,585)
TBA dollar roll income(2)	16,193	37,832
U.S. Treasury futures income(3)	(6,408)	(16,643)
Change in servicing reserves	713	(1,005)
Non-cash equity compensation expense	1,653	2,355
Other nonrecurring expenses	10,836	5,029
Net provision for income taxes on non-EAD	6,803	19,698
Earnings available for distribution to common stockholders(4)	$22,209	$55,173

Weighted average basic common shares	86,391,405	86,252,104
Earnings available for distribution to common stockholders per weighted average basic common share	$0.26	$0.64
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(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)EAD is a non-GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and other nonrecurring expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and recurring cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

Three Months Ended
December 31, 2022
(unaudited)
Reconciliation of Comprehensive income (loss) to Income Excluding Market-Driven Value Changes:
Comprehensive income (loss) attributable to common stockholders	$160,233

Adjustments to exclude market-driven value changes and nonrecurring operating expenses:
RMBS market-driven value changes(1)	(62,660)
MSR market-driven value changes(2)	12,989
Realized and unrealized gains on TBAs, excluding TBA dollar roll income(3)	(32,040)
Realized and unrealized gains on futures, excluding futures income(4)	(11,001)
Other nonrecurring expenses	10,836
Gain on repurchase and retirement of preferred stock	(20,149)
Net provision for income taxes associated with market-driven value changes	4,498
Income Excluding Market-Driven Value Changes(5)	$62,706

Weighted average basic common shares	86,391,405
Income Excluding Market-Driven Value Changes per weighted average basic common share	$0.73
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(1)RMBS market-driven value changes refers to the sum of interest income, realized and unrealized gains and losses on RMBS, less the sum of the realization of RMBS cash flows which incorporates actual prepayments, changes in RMBS accrued interest, and price changes. Price changes are measured daily based on the assumption that spreads, interest rates and volatility factored into the previous day ending fair value are unchanged. RMBS includes inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP.RMBS market-driven value changes refers to the sum of interest income, realized and unrealized gains and losses on RMBS, less the sum of the realization of RMBS cash flows which incorporates actual prepayments, changes in RMBS accrued interest, and price changes. Price changes are measured daily based on the assumption that spreads, interest rates and volatility factored into the previous day ending fair value are unchanged. RMBS includes inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP.
(2)MSR market-driven value changes refers to the sum of servicing income, servicing expenses, realized and unrealized gains and losses on MSR, less the sum of the realization of MSR cash flows which incorporates actual prepayments, servicing income and servicing expenses, and price changes. Price changes are measured daily based on the assumption that spreads, interest rates and volatility factored into the previous day ending fair value are unchanged.
(3)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(4)Futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver note or bond using short-term repurchase agreements.
(5)Income Excluding Market-Driven Value Changes is a non-GAAP measure defined as comprehensive income attributable to common stockholders, excluding market-driven value changes on the aggregate portfolio, provision for income taxes associated with market-driven value changes, nonrecurring operating expenses and gain on the repurchase and retirement of preferred stock. As defined, Income Excluding Market-Driven Value Changes includes the realization of portfolio cash flows which incorporates actual prepayments, changes in portfolio accrued interest, servicing income and servicing expenses, and price changes. Price changes are measured daily based on the assumption that spreads, interest rates and volatility factored into the previous day ending fair value are unchanged. This applies to RMBS, MSR and derivatives, as applicable, and is net of all recurring operating expenses and provision for income taxes associated with Income Excluding Market-Driven Value Changes. Income Excluding Market-Driven Value Changes provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. Income Excluding Market-Driven Value Changes is one of several measures the company’s board of directors considers to determine the amount of dividends to declare on the company’s common stock and should not be considered an indication of taxable income or as a proxy for the amount of dividends the company may declare.